UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 30, 2024
Date of Report (Date of earliest event reported)

Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation
Commission	Address of principal executive offices	IRS Employer
File Number	Registrant's telephone number, including area code	Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782
(An Iowa Corporation)
1615 Locust Street
Des Moines, Iowa 50309-3037
515-242-4300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
BERKSHIRE HATHAWAY ENERGY COMPANY	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 30, 2024, Berkshire Hathaway Energy Company ("BHE"), a consolidated subsidiary of Berkshire Hathaway Inc. (which, prior to the Transactions described below owns 92% of BHE's voting common stock), entered into repurchase agreements (the "Agreements") with certain family members and related or affiliated entities of the late Mr. Walter Scott, Jr., a former member of BHE's Board of Directors (each, a "Minority Shareholder", and collectively, the "Minority Shareholders"), under which BHE agreed to repurchase, acquire and accept from the Minority Shareholders (the "Transactions") a total of 4,424,494 shares of BHE voting common stock (the "Repurchased Shares") and the Junior Subordinated Debenture due 2057, having an aggregate principal amount of $100,000,450, issued by BHE to a certain Minority Shareholder on June 19, 2017 (the "Debenture"). Consideration for the Transactions consisted of (i) cash in an aggregate amount of $2,367,280,844 (the "Cash Purchase Price") and (ii) a Promissory Note (as described in Item 8.01 below) having an aggregate principal amount of $600,000,000 (the "Note"). BHE funded the Cash Purchase Price with cash on hand, including proceeds received from the sale of certain investments.

On September 30, 2024 (the "Closing Date"), and pursuant to the Agreements, (i) the Minority Shareholders sold, conveyed, assigned, transferred, surrendered and delivered to BHE (A) the Repurchased Shares and (B) the Debenture, (ii) BHE (A) paid the Minority Shareholders the Cash Purchase Price, and (B) issued and delivered to a certain Minority Shareholder the Note, and (iii) the respective certain Minority Shareholder and BHE canceled and extinguished the Debenture effective as of the Closing Date. The Agreements also contain customary representations and warranties related to the Transactions.

The foregoing description of the Agreements and the Transactions does not purport to be complete and is qualified in its entirety by reference to a form of the Agreements referenced above ("Form of Repurchase Agreement"), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

In connection with the Agreements and Transactions described in Item 1.01 of this Current Report on Form 8-K, on September 30, 2024, BHE issued the Note to a certain Minority Shareholder having an aggregate principal amount of $600,000,000. The Note is unsecured, bears interest equal to the 1-year treasury rate and is due and payable on September 30, 2025. BHE may (i) at any time prepay in whole or in part, without premium or penalty, the principal amount of the Note and any accrued interest thereon to date of payment and (ii) extend the maturity date of the Note by one year to September 30, 2026. The payment by BHE of the principal amount of the Note and any unpaid accrued interest thereon shall rank pari passu in right of payment to all present and future senior indebtedness of BHE.

Also, on September 30, 2024, certain family members and related or affiliated entities of the late Mr. Walter Scott, Jr., a former member of BHE's Board of Directors (each an "Exchange Minority Shareholder", and collectively, the "Exchange Minority Shareholders"), agreed to exchange (the "Exchange Transactions") 1,601,258 shares of BHE voting common stock for an equivalent value in shares of Berkshire Hathaway Inc. Class B common stock.

As a result of the Transactions, as described in Item 1.01 of this Current Report on Form 8-K, and the Exchange Transactions, as described herein, and after certain customary regulatory approvals with respect to certain of the Exchange Transactions expected to be received in the fourth quarter of 2024, 100% of BHE's voting common stock will be owned by Berkshire Hathaway Inc.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Repurchase Agreement, dated September 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: September 30, 2024
/s/ Natalie L. Hocken
Natalie L. Hocken
Senior Vice President and General Counsel
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